Exhibit 99.1

INTERNATIONAL PAPER PLAZA
400 ATLANTIC STREET
STAMFORD, CT 06921

News Release

Media Contact:	Jennifer Boardman, 203-541-8407

Investor Contacts:	Darial Sneed, 203-541-8541
Brian Turcotte, 203-541-8632

International Paper Reports Higher First-Quarter 2005 Earnings and

Highest First-Quarter Net Sales in Four Years

•	Net earnings rose to $77 million from $73 million in the 2004 first quarter.

•	Earnings per share from continuing operations and before special items rose to $0.34 from $0.12 in the 2004 first quarter.

•	Quarterly net sales rose to $6.6 billion from 2004 first-quarter net sales of $6.1 billion.

STAMFORD, Conn. - April 22, 2005 - International Paper (NYSE: IP) today reported first-quarter 2005 net earnings of $77 million ($0.16 per share) compared with $73 million ($0.15 per share) in the 2004 first quarter and $169 million ($0.35 per share) in the fourth quarter of 2004. Amounts in all periods include special items and earnings from discontinued operations.

Earnings from continuing operations and before special items in the first quarter of 2005 were $164 million ($0.34 per share), compared with $60 million ($0.12 per share) in the first quarter of 2004 and $209 million ($0.42 per share) in the fourth quarter of 2004.

Diluted Earnings Per Share Summary

	First Quarter 2005	First Quarter 2004	Fourth Quarter 2004
Net Earnings (Loss)	$0.16	$0.15	$0.35
Add Back – Loss (Income) from Discontinued Operations	—	(0.05)	(0.03)

Earnings from Continuing Operations	0.16	0.10	0.32
Add Back – Net Special Items Expense	0.18	0.02	0.10

Earnings from Continuing Operations and Before Special Items	$0.34	$0.12	$0.42

First-quarter 2005 net sales rose to $6.6 billion from $6.1 billion in the first quarter of 2004. Sales in the fourth quarter of 2004 were $6.6 billion.

Operating profits of $551 million for the 2005 first quarter were lower compared with fourth-quarter 2004 operating profits of $583 million, as the benefit of higher average price realizations in Printing Papers and Wood Products was offset by higher input costs and lower volumes.

“Business conditions in North America were seasonally slow in January and February and started to improve in mid-March. Volumes in Europe and Brazil were also down versus the fourth quarter. Despite this, we realized the highest first-quarter sales revenues in four years, due to better pricing across our businesses in North America,” said John Faraci, International Paper chairman and chief executive officer. “During the quarter, we took downtime at some of our mills to balance our production with customer demand, and our mills performed exceptionally well around the world. Operating margins continue to be negatively impacted by higher raw material costs, primarily for wood, energy and chemicals.”

Commenting on the second quarter of 2005, Faraci said, “We expect the second quarter to be somewhat seasonally stronger than the first quarter, with better volume in Pulp and Industrial Packaging and higher price realizations in Brazil and the North American paper and packaging businesses. However, our raw material costs remain at high levels and continue to impact our profit margins. While the rate of increase in these raw material costs appears to be abating, we expect no significant decline in the near term. Our focus on internal cost and mix improvements and strong operational performance will remain key to our success in this high-cost environment.”

SEGMENT INFORMATION

First-quarter 2005 segment operating profits and business trends compared with the fourth quarter of 2004 are as follows:

First-quarter operating profits for Printing Papers were $183 million compared with fourth-quarter operating profits of $196 million as higher average price realizations for pulp and coated paper were offset by higher input costs and lower volumes across most of the business, with approximately 40,000 tons of uncoated free sheet downtime taken in the quarter to balance production with customer demand.

Industrial Packaging operating profits for the first quarter were $105 million compared with fourth-quarter operating profits of $131 million. During the quarter, the business took nearly 45,000 tons of containerboard downtime to match production with customer demand, and it experienced higher input costs and lower European box earnings.

Consumer Packaging operating profits were $23 million in the first quarter, compared with $39 million in the fourth quarter, as higher input costs and seasonally weaker volume in Shorewood Packaging offset the positive effects of better operational performance and higher average Bleached Board price realization.

The company’s distribution business, xpedx, reported operating profits of $18 million for the first quarter compared with operating profits in the fourth quarter of $22 million, due to seasonally lower sales in January and February.

First-quarter Forest Products operating profits rose to $207 million from fourth-quarter earnings of $176 million as a result of stronger sales volumes and average price realizations in wood products as well as improved operational performance, which was partially offset by lower harvest volumes.

Operating profits at Carter Holt Harvey, International Paper’s 50.5 percent owned subsidiary in New Zealand, were $5 million in the first quarter, compared with fourth-quarter 2004 operating profits of $12 million as a result of seasonally weaker demand in the wood products division compounded by lower Australian housing starts.

Net corporate expenses of $155 million in the 2005 first quarter were essentially flat with $156 million in the 2004 fourth quarter as higher pension costs were offset by lower inventory-related expenses.

EFFECTIVE TAX RATE

The effective tax rate excluding special items for the first quarter of 2005 was 24 percent, compared with a tax rate of 16 percent in the 2004 fourth quarter and 33 percent in the first quarter of 2004. The first-quarter 2005 effective tax rate reflects the favorable resolution of a tax matter that reduced the tax provision by $19 million ($0.04 per share).

EFFECTS OF SPECIAL ITEMS

Special items in the first quarter of 2005 included a charge of $79 million ($52 million after taxes) for estimated losses on businesses held for sale, reflecting charges to reduce the net assets of the Industrial Papers and Fine Papers businesses to their estimated realizable value, and a charge of $66 million before taxes and minority interest ($36 million after taxes and minority interest). This $66 million charge includes a goodwill impairment write off in the United States of $42 million ($21 million after minority interest) associated with an acquisition by Carter Holt Harvey, and a $24 million charge ($15 million after taxes) for losses on early extinguishment of high-cost debt. The net after-tax effect of these special items was an expense of $0.18 per share.

Special items in the 2004 fourth quarter consisted principally of a charge of $79 million ($64 million after taxes) for estimated losses on sales and impairments of businesses held for sale. The net after-tax effect of all special items for the quarter was an expense of $0.10 per share.

Special items in the 2004 first quarter consisted principally of a charge of $30 million ($19 million after taxes) for restructuring and other costs. The net after-tax effect of all special items for the quarter was an expense of $0.02 per share.

The company will hold a webcast to discuss earnings and current market conditions at 9 a.m. (EDT) today. All interested parties are invited to listen to the webcast live via the company’s

Internet site at http://www.internationalpaper.com by clicking on the Investors button. A replay of the webcast will also be available on the Web site beginning at noon today.

International Paper (http://www.internationalpaper.com) is the world’s largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative® program, a system that ensures the continual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in over 40 countries and sells its products in more than 120 nations.

# # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to the strength of demand for the company’s products and changes in overall demand, the effects of competition from foreign and domestic producers, the level of housing starts, changes in the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the ability of the company to continue to realize anticipated cost savings, performance of the company’s manufacturing operations, results of legal proceedings, changes related to international economic conditions, changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro, economic conditions in developing countries, specifically Brazil and Russia, the current military action in Iraq and the war on terrorism. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

International Paper

Summary of Consolidated Earnings

Preliminary and Unaudited

(In millions except for net sales and per share amounts)

	Three Months Ended March 31,
	2005		2004
Net Sales (In billions)	$6.6		$6.1

Earnings From Continuing Operations Before Interest, Income Taxes, and Minority Interest	257	(a)	292	(c)
Interest expense, net	179		196

Earnings From Continuing Operations Before Income Taxes and Minority Interest	78	(a)	96	(c)
Income tax provision (benefit)	18	(a,b)	31	(c)
Minority interest expense, net of taxes	(17	)(a)	14

Earnings From Continuing Operations	77	(a,b)	51	(c)
Discontinued Operation, net of taxes and minority interest	—		22	(d)

Net Earnings	$77	(a,b)	$73	(c,d)

Basic & Diluted Earnings Per Share:
Earnings From Continuing Operations	$0.16	(a,b)	$0.10	(c)
Discontinued Operation, net of taxes and minority interest	—		0.05	(d)

Basic Earnings Per Common Share	$0.16	(a,b)	$0.15	(c,d)

Average Shares of Common Stock Outstanding	486.1		484.4

(a)	Includes a charge of $79 million before taxes ($52 million after taxes) for estimated losses on businesses held for sale, and a $66 million charge before taxes and minority interest ($36 million after taxes and minority interest) for goodwill impairment charges and losses on early debt extinguishment.

(b)	Includes a $19 million ($0.04 per share) reduction in the income tax provision reflecting the favorable settlement of a tax matter.

(c)	Includes a $30 million charge before taxes ($19 million after taxes) for organizational restructuring actions and losses on early debt extinguishment; a pretax credit of $9 million ($6 million after taxes) to adjust previous estimated gains/losses of businesses sold; and a credit of $7 million before taxes ($4 million after taxes) for the net reversal of restructuring reserves no longer required.

(d)	Includes the net income of Weldwood of Canada Limited and the Carter Holt Harvey Tissue business prior to their sales in the fourth and second quarters of 2004, respectively.

International Paper

Reconciliation of Earnings Before

Special Items to Net Earnings (Loss)

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended March 31,
	2005	2004
Earnings Before Special Items	$165	$60
Restructuring and other charges	(36)	(19)
Reversal of reserves no longer required	—	4
Net gains (losses) on sales and impairments of businesses held for sale	(52)	6

Earnings From Continuing Operations	77	51
Discontinued Operations	—	22

Net Earnings as Reported	$77	$73

	Three Months Ended March 31,
	2005	2004
Basic Earnings Per Common Share:
Earnings Per Share Before Special Items	$0.34	$0.12
Restructuring and other charges	(0.07)	(0.04)
Reversal of reserves no longer required	—	0.01
Net gains (losses) on sales and impairments of businesses held for sale	(0.11)	0.01

Earnings Per Common Share From Continuing Operations	0.16	0.10
Discontinued Operations	—	0.05

Basic Earnings per Common Share	$0.16	$0.15

Diluted Earnings Per Common Share:
Earnings Per Common Share Before Special Items	$0.34	$0.12
Restructuring and other charges	(0.07)	(0.04)
Reversal of reserves no longer required	—	0.01
Net gains (losses) on sales and impairments of businesses held for sale	(0.11)	0.01

Earnings Per Common Share From Continuing Operations	0.16	0.10
Discontinued Operations	—	0.05

Diluted Earnings per Common Share	$0.16	$0.15

Notes:

(1)	The company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from net earnings reported under generally accepted accounting principles (“GAAP”). Management uses this measure to focus on ongoing operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information along with net earnings provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2)	Diluted earnings per common share reflects the inclusion of contingently convertible securities in the computation.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In millions)

Sales by Industry Segment

	Three Months Ended March 31,		Three Months Ended December 31,
	2005	2004(1)	2004(1)
Printing Papers	$1,985	$1,900	$1,985
Industrial Packaging (2)	1,295	1,080	1,295
Consumer Packaging (2)	630	610	685
Distribution	1,530	1,465	1,550
Forest Products	610	600	570
Carter Holt Harvey	540	515	585
Other Businesses (3)	275	295	260
Less: Intersegment Sales	(315)	(327)	(327)

	$6,550	$6,138	$6,603

Earnings by Industry Segment

	Three Months Ended March 31,		Three Months Ended December 31,
	2005	2004(1)	2004(1)
Printing Papers	$183	$84	$196
Industrial Packaging (2)	105	46	131
Consumer Packaging (2)	23	31	39
Distribution	18	17	22
Forest Products	207	204	176
Carter Holt Harvey	5	11	12
Other Businesses (3)	10	10	7

Operating Profit	551	403	583
Interest expense, net	(179)	(196)	(175)
Minority interest (4)	6	13	17
Corporate items, net	(155)	(110)	(156)
Restructuring and other charges	(66)	(30)	(19)
Insurance recoveries	—	—	20
Net gains (losses) on sales and impairments of businesses held for sale	(79)	9	(79)
Reversal of reserves no longer required	—	7	17

Earnings from Continuing Operations Before Income Taxes and Minority Interest	$78	$96	$208

(1)	Prior-year industry segment information has been reclassified to conform to minor changes in the 2005 operational structure.

(2)	Beginning with the 2005 first quarter, Industrial Packaging and Consumer Packaging will be reported as separate industry segments. Prior-period segment information has been restated to reflect this presentation.

(3)	Includes Arizona Chemical and businesses identified in our divestiture program.

(4)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax minority interest for these subsidiaries is added here to present consolidated earnings before income taxes, minority interest, extraordinary items, and cumulative effect of accounting changes.

International Paper

Sales Volumes by Product (1) (2)

Preliminary and Unaudited

International Paper Consolidated

(excluding Carter Holt Harvey)

	Three Months Ended March 31,
	2005	2004
Printing Papers (In thousands of short tons)
Brazil Uncoated Papers and Bristols	112	114
Europe & Russia Uncoated Papers and Bristols	359	361
U.S. Uncoated Papers and Bristols	1,134	1,195

Uncoated Papers and Bristols	1,605	1,670
Coated Papers	506	526
Market Pulp (3)	365	393
Packaging (In thousands of short tons)
Container of the Americas (Boxes)	765	610
European Container (Boxes)	259	251
Other Industrial and Consumer Packaging	256	255

Industrial and Consumer Packaging	1,280	1,116
Containerboard	470	541
Bleached Packaging Board	371	379
Kraft	150	148
Forest Products (In millions)
Panels (sq. ft. 3/8” – basis)	401	388
Lumber (board feet)	613	573

Carter Holt Harvey (4)
	Three Months Ended March 31,
	2005	2004
Printing Papers (In thousands of short tons)
Market Pulp (3)	141	147
Packaging (In thousands of short tons)
Containerboard	108	119
Bleached Packaging Board	23	20
Industrial and Consumer Packaging	40	39
Forest Products (In millions)
Panels (sq. ft. 3/8” – basis)	41	43
Lumber (board feet)	106	118
MDF and Particleboard (sq. ft. 3/4” – basis)	171	139

(1)	Includes third party and inter-segment sales.

(2)	Sales volumes for divested businesses are included through the date of sale, except for discontinued operations.

(3)	Includes internal sales to mills.

(4)	Includes 100 percent of volumes sold.

International Paper Company

Consolidated Balance Sheet

Preliminary and Unaudited

(In millions)

	March 31, 2005	December 31, 2004
Assets
Current Assets
Cash and temporary investments	$1,529	$2,596
Accounts and notes receivable, net	3,180	2,994
Inventories	2,830	2,718
Assets of businesses held for sale	338	229
Other current assets	823	782

Total Current Assets	8,700	9,319

Plants, Properties and Equipment, net	13,249	13,432
Forestlands	3,944	3,936
Investments	655	679
Goodwill	4,998	4,994
Deferred Charges and Other Assets	1,762	1,857

Total Assets	$33,308	$34,217

Liabilities and Common Shareholders’ Equity
Current Liabilities
Notes payable and current maturities of long-term debt	$342	$506
Liabilities of businesses held for sale	118	82
Accounts payable and accrued liabilities	4,079	4,284

Total Current Liabilities	4,539	4,872

Long-Term Debt	13,526	14,132
Deferred Income Taxes	1,704	1,697
Other Liabilities	3,750	3,714
Minority Interest	1,544	1,548
Common Shareholders’ Equity
Invested capital	5,729	5,692
Retained earnings	2,516	2,562

Total Common Shareholders’ Equity	8,245	8,254

Total Liabilities and Common Shareholders’ Equity	$33,308	$34,217